Exhibit 2.(b)1

TRUST DEED

Made and signed in Tel Aviv on December 2, 2003

B e t w e e n:

Sapiens International Corporation N.V.

3 Meir Weisgal St., Rabin Science Park, Rehovot

(hereinafter: the “Company”)

of the one part

A n d:

Investec Trust Company (Israel) Ltd.

38 Rothschild Blvd., Tel Aviv

(hereinafter: the “Trustee”)

of the other part

WHEREAS

the Board of Directors of the Company decided on December 2, 2003 to approve an issue of debentures pursuant to a prospectus which the Company intends to publish; and

WHEREAS

the Trustee is a company limited by shares, which was incorporated in Israel in accordance with the Companies Ordinance and whose main purpose is to engage in trusts; and

WHEREAS

the Trustee declares it is not barred by the Securities Law 1968 (hereinafter: the “Law”) or any other law from entering into this Trust Deed with the Company, and that it complies with the requirements and qualifying conditions stipulated in the Law for acting as a trustee for the issuance of debentures pursuant to a prospectus; and

WHEREAS

in the framework of the prospectus, the Company is to issue inter alia up to NIS 80,000,000 nominal value of Debentures (Series A), all as set forth in clause 2 of this Trust Deed and in the prospectus (hereinafter: the “Debentures”); and

WHEREAS

the Company applied to the Trustee to act as trustee for the holders of the Debentures, and the Trustee agreed thereto, all subject to and in accordance with the conditions of this Trust Deed;

Therefore, the parties hereby agree, declare and stipulate as follows:

1.

Preamble, Interpretation and Definitions

1.1

The preamble and appendices to this Trust Deed form an integral part hereof.

1.2

This Trust Deed is divided into clauses and headings are given to the clauses solely as a matter of convenience and reference, and they may not serve for interpretative purposes.

1.3

The plural form wherever it is used in this Deed imports also the singular form, and vice versa; the masculine gender wherever it is used in this Deed imports also the feminine gender, and vice versa, and a person also imports a corporation – except if explicitly or implicitly provided otherwise in this Deed or dictated otherwise by the contents or their context..

1.4

In this Trust Deed and in the Debentures, the expressions listed below shall have the meaning appearing alongside them, except if another meaning is implied by the contents or their context:

“This Deed” or the“Trust Deed”	-	This Trust Deed including its attached appendices, which form an integral part hereof.
The “Prospectus”	-	The prospectus of the Company which is due to be published.
“Debentures (Series A)” or the “Debentures"	-

A series of up to NIS 80,000,000 nominal value of debentures registered in the name of the Company, which are to be issued pursuant to the Prospectus and which, at the time in question, will be in circulation.

The “Trustee”	-	The Trustee mentioned at the head of this Deed and/or anyone serving from time to time as trustee of the holders of the Debentures according to this Deed.
The “Register”	-	The register of holders of the Debentures as stated in clause 28 of this Deed.
The “Debenture Holders” or “Debenture Owners”	-

The persons whose names are recorded in the Register, at the time in question, as the owners of the Debentures, and in the case of joint holders, the joint holder whose name appears first in the Register.

“Debenture Certificate”	-	Debenture (Series A) certificate whose wording appears in the First Addendum to this Deed.
The “Law”	-	The Securities Law 1968 as amended from time to time.
The “Stock Exchange”	-	The Tel Aviv Stock Exchange Ltd.
“Principal”	-	The nominal value of the Debentures in circulation.
“Dollar Representative Rate” (“Representative Rate”)	-

The representative rate of the Israeli shekel versus the US dollar on a given day, as specified in the table of representative rates published by the Bank of Israel, provided that during a period in which the Bank of Israel does not fix a representative rate, the Representative Rate shall be the rate last set by the Minister of Finance together with the Governor of the Bank of Israel for government bonds linked to the US dollar.

“Basic Representa-tive Rate”	-	The dollar representative rate published on the day of the tender, and if no rate is published on that day, then the rate that is known on the day of the tender.
“Payment Rate”	-	The rate published two days before the payment date.
“Business Day”	-

A day on which the Banks (as hereinafter defined) are open for the performance of transactions in US dollars, and a day on which the banks (in general) in the US and also in London are open for the performance of transactions in US dollars.

“Trading Day”	-	A day on which trading takes place on the Stock Exchange.

1.

Issue of the Securities

The Company shall issue a series of up to NIS 80,000,000 nominal value of registered Debentures (Series A), each having a nominal value of NIS 1 and payable in four equal annual installments, on December 5 of each of the years from 2006 to 2009 (inclusive). The Debentures (Principal and Interest) are linked to the Basic Representative Rate and bear annual interest at a rate of 6% per annum (hereinbefore and hereinafter: the “Interest”), payable twice a year, on July 5 and December 5 of each of the years 2004 to 2009 (inclusive). On every Trading Day beginning on the 45th day after the registration of the Debentures for trading on the Stock Exchange and up to November 21, 2009 (inclusive) (but excluding the days from November 22 to December 5 (inclusive) of the years 2006 to 2008), the Debentures shall be convertible into ordinary shares of €2.3 nominal value each of the Company (hereinafter: the “Shares”), such that every NIS 27 nominal value of Debentures (Series A) shall be convertible into one ordinary share of €2.3 nominal value (the conversion rate is subject to adjustments as detailed in the Debenture  Certificate).

Additionally, the Company shall issue 200,000 registered warrants (series A), exercisable into Debentures (Series A) on every Trading Day excluding the days from the 12th to the 16th of every calendar month, starting from the date of their registration for trade and up to March 3, 2004 (inclusive), such that each warrant (series A) shall be exercisable into NIS 100 nominal value of Debentures (Series A), in consideration for the payment in cash of the exercise price of NIS 96 (hereinafter: the “Warrants (Series A)”). A Warrant (Series A) that has not been exercised by March 3, 2004 (inclusive) shall lapse and shall not confer any right whatsoever on its owner (see page 71 of the Prospectus).

2.

Terms of Issue

1.1

The Company shall issue the securities upon the terms stipulated in the Prospectus and in the Debenture  Certificate.

1.2

The Company reserves the right to purchase at any time in the free market Debentures from this issue, at any price deemed appropriate by it, without derogating from the payment obligation stipulated above.

1.3

In case of a purchase as stated by the Company, the Company shall notify the Trustee in such regard, and if so obligated by the applicable law, it  shall submit a report in such regard. The Company shall not be entitled to reissue Debentures from this issue that were purchased and/or that will be redeemed by it. Debentures purchased by the Company shall be delisted from the Stock Exchange and shall lapse.

1.

The Company’s Undertakings

The Company hereby undertakes to pay all the amounts of the Principal, the Interest and the linkage differences payable according to the terms of the Debentures and to comply with all the other conditions and obligations imposed on it by the terms of the Debentures and by this Deed.

2.

No Security

The Debentures are not secured by an encumbrance and/or by any other security.

It is hereby clarified for the avoidance of doubt that the Company shall be entitled to encumber its property, in whole or in part, by any encumbrance and in any manner, without need of the Trustee’s consent. Additionally, and without derogating from the general nature of the aforesaid, the Company reserves the right to issue at any time additional series of debentures, whether or not conferring a right of conversion into shares of the Company, and upon such terms of redemption, interest, linkage, priority in payment in case of dissolution and other terms as the Company deems fit, and whether or not such terms are superior, equal or inferior to the terms of the Debentures.

3.

Precedence

The Debentures offered pursuant to the Prospectus shall be pari passu vis-à-vis each other, without any preference or priority the one over the other.

4.

Early Redemption due to Delisting

If the Stock Exchange decides to delist the debentures in circulation since the value of the public’s holdings of the debentures is less than the amount determined in the Stock Exchange’s guidelines with regard to delisting, the Company shall determine a redemption date on which a debenture holder shall be authorized to redeem them and shall act as follows:

7.1

Within 45 days of the Stock Exchange’s board of directors’ decision, the Company shall give notice of an early redemption date on which the debenture holder is entitled to redeem them. The Company shall pay the holder the principal and the accrued interest as at the actual redemption day. The early redemption date notice shall be published in two widely circulated Hebrew daily newspapers in Israel and shall be given in writing to all the debenture registered holders.

7.2

The early repayment date shall not be prior to 30 days from the date of publishing the notice and not later than 45 days from the said date, but not in the period between the determining date for the payment of interest and the date of actual payment thereof.

7.3

On the early redemption date the Company shall redeem the debentures that the holders whereof requested to redeem, according to the balance of their nominal value together with linkage differentials and the accrued interest on the principal as at the date of actual redemption (the interest shall be calculated on a basis of 365 days per annum).

The determination of an early redemption date as aforesaid does not prejudice the redemption rights as provided in the debentures for any debenture holder who does not redeem them on the early redemption date as aforesaid, but the debentures shall be delisted.

Early redemption of the debentures as aforesaid shall not confer upon a person who held the debentures (series A), that shall be redeemed as aforesaid, the right to the payment of interest in respect of the period after the redemption date.

9.[sic]

Immediate Repayment

The Trustee shall, subject to the matters set forth below, be entitled to call for immediate repayment of all the undischarged balance of the debentures (series A) and it shall be under a duty to do so if it shall be so required pursuant to a special resolution passed at the debentures (series A) holders’ general meeting as defined in the Second Addendum to the Trust Deed, and all on the occurrence of one or more of the events enumerated below.

A.

if the Issuer does not repay any amount that shall be due from it in connection with the debentures (series A) within 20 days after the repayment date falling due;

B.

if a temporary liquidator is appointed by a court or if a valid resolution for the winding-up of the Issuer (save for a winding-up for the object of a merger with another company and/or a change in the Issuer’s structure) is passed and the appointment as aforesaid or the resolution as aforesaid are not set aside within 20 business days from the date they were made;

C.

if one of the events enumerated below occurs and in the opinion of the Trustee and/or the debenture holders, in a special resolution as aforesaid, as the case may be, such shall be a risk to the debenture (series A) holders’ rights:

(1)

if other chargees enforce the charges that they have over the Issuer’s assets;

(2)

if an attachment is imposed on the major part of the Issuer’s assets and the attachment is not removed within 60 days;

(3)

if an execution act is effected against the major part of the Issuer’s assets and the act is not set aside within 60 days;

(4)

if a receiver is appointed for the Issuer and/or for the major part of its assets and the appointment is not set aside within 60 days;

(5)

if the Issuer discontinues its payments and/or gives notice of its intention to discontinue its payments and/or ceases to continue its business.

D.

On the occurrence of any other event [translate rest of D. on page 5 of deed]

E.

Notwithstanding the aforegoing, the Trustee shall not call for immediate repayment of the debentures (series A) unless one of the following is fulfilled:

(1)

the Trustee gave prior written warning to the Issuer of its intention to act and the Issuer did not comply with the matters set forth in the warning within 30 days of the receipt thereof; in the said warning the Issuer shall demand the setting aside and/or cessation of the event of the above enumerated events in respect whereof the said notice was given;

(2)

the Trustee is of the opinion that any delay in calling for immediate repayment of the Issuer’s debt endangers the debenture (series A) holders’ rights, and after giving the Issuer seven days’ prior notice.

1.

Claims and Proceedings by the Trustee

1.1

Whenever the Debentures become immediately payable in the circumstances specified in clause 9, the Trustee shall be entitled, at his discretion and without further notice but subject to clause 9(E), to institute all such proceedings, including legal proceedings, as he sees fit for protecting the rights of the Debenture Holders.

1.2

Subject to the provisions of subclause 10.3, upon the fulfillment of the circumstances specified in clause 9 above, the Trustee shall be obligated to act as stated in subclause 10.1 above if he is so required in a special resolution passed by the general meeting of the Debenture Holders, except if he deemed this to be unjustified and/or unreasonable in the circumstances of the case and applied to the appropriate court for instructions in such regard, all subject to clause 9(E) above.

1.3

The Trustee shall be entitled to indemnity from the Debenture Holders and/or from the Company, as the case may be, in respect of reasonable expenses which he incurred and/or may incur, as the case may be, on actions which he performed and/or is required to perform by virtue of his duty according to the conditions of this Trust Deed or at the demand of the Debenture Holders, in the manner stipulated in the Trust Deed, or at the Company’s demand, provided:

(1)

He may not demand them in advance in a matter that does not brook delay; and/or

(2)

If the Trustee is satisfied with an indemnity undertaking, such undertaking shall include indemnity for liability in torts which the Trustee assumed towards a non-Debenture Holder third party, subject to the following conditions:

(a)

The expenses in respect of the liability in torts are reasonable.

(b)

The Trustee acted in good faith and the action was done in the course of fulfilling his function.

0.1

For the avoidance of doubt, it is hereby clarified that none of the provisions detailed above shall prejudice and/or derogate from the Trustee’s right, hereby vested in him, to apply at his exclusive discretion to the courts, also before the Debentures have become immediately payable, for any order pertaining to the trust and/or for the protection of the Debenture Holders, but only if the Trustee has given the Company written notice of one Business Day regarding his intention to act.

1.

Trust in Respect of Monetary Receipts

All monetary receipts received by the Trustee pursuant to proceedings, if any, instituted by him against the Company, shall be held by him in trust and used by him for the purposes and in the order specified below:

First, for defrayment of the expenses, payments, charges and obligations incurred by or imposed on the Trustee in the course of or pursuant to the performance of the trust or otherwise in connection with the conditions of this Trust, including his fee. Second, for payment to the Debenture Holders of the arrears interest due to them according to the terms of the Debentures and subject to the linkage conditions specified therein, pari passu and in proportion to the amount of the arrears interest due to each of them, without any preference or priority of any of them. Third, for payment to the Debenture Holders of the amounts of the Principal due to them on the Debentures held by them, pari passu and subject to the linkage conditions specified in the Debentures and in proportion to the amounts due to them, and whether the amounts of the Principal have come due or not, without any preference as to the priority in the timing of the issue of the Debentures by the Company or other preference, and the surplus, if any, shall be paid by the Trustee to the Company, as the case may be.

The payment of the amounts by the Trustee to the Debenture Holders is subject to the rights of other creditors of the Company, if there are any such.

2.

Authority to Delay the Distribution of Moneys

1.1

Notwithstanding as provided in clause 11 above, if the monetary amount received pursuant to the institution of the aforesaid proceedings and available at any time for distribution, as stated in that clause, is less than ten percent of the unpaid balance of the Principal of the Debentures plus the Interest (subject to the linkage conditions), the Trustee shall not be obligated to distribute such amount and he shall be entitled to invest it, in whole or in part, in the permitted investments according to this Deed and from time to time to replace these investments with other permitted investments, all as he sees fit.

1.2

When the aforesaid investments, including the profits thereon and together with other moneys coming into the Trustee’s custody for payment thereof to the Debenture Holders, reach an amount, if at all, sufficient for the payment of at least ten percent of the unpaid balance of the Principal of the Debentures plus the Interest (subject to the linkage conditions), the Trustee shall pay them to the Debenture Holders as provided in clause 11 above.

1.

Notice of Distribution and Deposit with the Trustee

1.1

The Trustee shall give the Holders of the Debentures 14 days’ advance notice concerning the day and place of performance of any payment from among the payments referred to in sections 10 and 11 above, said notice to be given in the manner provided in clause 26 below.

Following the day set in the notice, the Debenture Holders shall be entitled to interest on the Debentures at the rate specified therein, but only on the balance of the Principal (if any) remaining after deduction of the amount paid or offered to be paid to them as stated.

1.2

Any amount due to a Debenture Holder, which, for a reason not dependent on the Company, was not actually paid, and which the Company was willing to pay, shall cease to bear interest and linkage differences from the date set for payment thereof, and the Debenture Holder shall be entitled only to the amounts accruing to him on the date set for such payment on account of the Principal, the Interest and the linkage differences.

1.3

The Company shall deposit with the Trustee, within 14 days from the date set for payment, the amount of any payment that was not made for a reason not dependent on the Company, and such deposit shall be deemed as the defrayal of that payment, and in case of the defrayal of the entire amount due on the Debenture , also as the redemption thereof.

1.4

The Trustee shall invest any such amount in a security of the State of Israel and/or in any other security in which trust moneys may be invested according to the laws of the State of Israel, all as the Trustee deems appropriate and subject to the provisions of the law. If the Trustee does so, he shall owe the entitled persons with respect to such amounts only the consideration received from the realization of the investments, less the expenses related to the investment and to the management of the trust account and less his fee, and he shall pay such consideration to the entitled persons against such proofs as he shall require to his complete satisfaction and minus all mandatory payments. The Trustee shall hold the aforesaid amounts and invest them in the manner specified above up to the end of a year from the final date of redemption of the Debentures. After said date, the Trustee shall return the amounts accumulated in his custody, including the profits from their investment, to the Company, which shall hold these amounts in trust on behalf of the Debenture Holders.

1.5

The Trustee shall pay every Debenture Holder on whose behalf amounts or moneys have been deposited with the Trustee, out of those amounts, against receipt of the proofs required by him, less his expenses and a commission at his customary rate for the time being.

2.

Receipt from Debenture Holders

2.1

A receipt from a Debenture Holder for the amounts of the Principal, the Interest and the linkage differences paid to him by the Trustee in respect of that Debenture , shall release the Trustee absolutely in all that pertains to payment of the amounts specified in the receipt.

2.2

A receipt from the Trustee regarding the deposit of the amounts of the Principal, the Interest and the linkage differences with him in favor of a Debenture Holder as provided in clause 13.3 above, shall be deemed a receipt from the Debenture Holder for purposes of clause 14.1 above.

2.3

The moneys distributed as provided in clause 13 above shall be deemed an installment on account of the payment.

3.

Presentation of Debenture  to the Trustee and Record  of Partial Payment

3.1

A Debenture Holder shall present to the Trustee, at the time of the payment of any interest or any partial payment of Principal, Interest and linkage differences according to clauses 10, 11 and 12 above, the Debenture  in respect of which the payments are being made.

3.2

The Trustee shall record on the Debenture the amounts paid as aforesaid and the payment date.

3.3

The Trustee shall in any special case be entitled, at his discretion, to waive the presentation of the Debenture , after he was given a letter of indemnity and/or guarantee deemed sufficient by him in respect of any damage that is liable to be caused by failure to make such a record, all as he sees fit.

3.4

Notwithstanding the aforesaid, the Trustee at his discretion shall be entitled to maintain records in another manner with respect to such partial payments.

4.

Investment of Moneys

All moneys which the Trustee is entitled by this Deed to invest, shall be invested by him in a bank(s), in his name or to his order, in investments in which it is permissible under the laws of the State of Israel to invest trust moneys, as he deems appropriate, all subject to the conditions of this Trust Deed.

5.

The Company’s Undertaking Toward the Trustee

The Company hereby undertakes towards the Trustee, for as long as the Debentures are in circulations, as follows:

5.1

To persevere in managing its business in an orderly and proper manner.

5.2

To hold and maintain its assets in good and proper condition and to pay regularly and punctually all the mandatory payments, if any, applying to its assets.

5.3

To instruct its accountants to deliver to the Trustee and/or to persons directed by him any document or information relating to its business and/or assets that is required, in the Trustee’s judgment, for the protection of the Debenture Holders.

The Trustee hereby undertakes to keep in confidence any information so provided, except for the passing thereof to a meeting of the Debenture Holders for the purpose of passing a resolution concerning their rights according to the Debentures or for the purpose of reporting on the Company’s position.

5.4

To maintain orderly account books in accordance with generally accepted accounting principles, to safeguard the books and the documents serving as references for them (including deeds of pledge, mortgage, accounts and receipts), and to permit the Trustee and/or anyone appointed by him in writing for this purpose to inspect at any reasonable time any such book and/or document and/or certificate.

The Trustee hereby undertakes to keep in confidence any information so provided, except for the passing thereof to a meeting of the Debenture Holders for the purpose of passing a resolution concerning their rights according to the Debentures or for the purpose of reporting on the Company’s position.

5.5

Subject to security restrictions or commercial or professional privilege and against a nondisclosure undertaking, to permit the Trustee and/or anyone appointed by him in writing for this purpose to enter its plants and any place where its assets are located, at any reasonable time at the Trustee’s discretion, for the purpose of inspecting its assets for the protection of the Debenture Holders.

5.6

To notify the Trustee, within two Business Days after learning thereof, of any case of the imposition of an attachment on all or any of its assets, and of any case of the appointment of a receiver over all or any of its assets, and to take at its expense all the measures reasonably required in the circumstances of the case for the removal of such attachment or cancellation of the receivership.

5.7

To notify the Trustee in writing within two Business Days of the occurrence of any of the events enumerated in clause 9(A)-9(C) above.

5.8

To comply with any other reasonable instruction of the Trustee that is intended to protect the rights of the Debenture Holders according to this Deed.

5.9

To invite the Trustee to its general meetings (whether to ordinary general meetings or to extraordinary general meetings of the Company’s shareholders), without granting the Trustee a right to vote in this meetings.

6.

Additional Undertakings

If the Debentures become immediately payable, as defined in clause 9 above, the Company shall perform from time to time and at any time it is so required by the Trustee, all reasonable actions to enable the exercise of all the powers conferred on the Trustee by the conditions of this Deed; specifically, the Company shall perform the following actions:

6.1

It shall make the declarations and/or sign all the documents and/or perform and/or cause to be performed all the actions that are necessary and/or obligated by the Law for validating the exercise of the powers, the authority and the authorizations of the Trustee and/or his proxies.

6.2

It shall give all the notices, orders and instructions which are deemed useful and are required by the Trustee.

6.3

For purposes of this clause – a written notice signed by the Trustee, confirming that an action required by him within the framework of his powers is a reasonable action, shall be proof positive thereof.

7.

Proxies

7.1

In the event that the Company fails to perform the actions required of it according to the conditions of this Deed within a reasonable time as determined by the Trustee from the date of the Trustee’s demand, the Company hereby appoints the Trustee as its proxy, to implement and perform in its name and stead all the actions which it is required to perform according to the conditions contained in this Deed, and in general to act in its name in the exercise of all or any part of the vested powers, and to appoint any other person as the Trustee sees fit for the fulfillment of his duties according to this Trust Deed.

7.2

The appointment according to clause 19.1 above shall not obligate the Trustee to do any action, and the Company hereby exempts the Trustee in advance in the event that he does not do some action and/or does not do it on time and/or in the correct manner. Additionally, the Company hereby waives in advance any contention against the Trustee and/or his proxies in respect of any damage that was and/or is liable to be caused to it, directly or indirectly, by reason of the Trustee’s acts and/or omissions as provided in this clause.

8.

Other Agreements

Subject to the provisions of the Law and to the limitations imposed in the Law on the Trustee, the Trustee shall not be barred by the fulfillment of his function as the Trustee according to this Deed, or by his status per se as a trustee, from entering into various contracts with the Company or from performing transactions with the Company in the normal course of his business.

9.

Reports of the Trustee

The Trustee shall prepare by the end of the second quarter of each calendar year a report concerning the affairs of the trust (hereinafter: the “Annual Report”).

The Annual Report shall include details of the following subjects:

9.1

Current details of the course of the trust’s affairs during the preceding year.

9.2

Report on exceptional events connected with the trust, occurring in the course of the preceding year.

9.3

The Debenture Holders may inspect the Annual Report at the Trustee’s offices during normal work hours and they may receive a copy of the report upon demand.

9.4

The Trustee shall give the Debenture Holders notice of the date of submission of the report, as provided in clause 26 below.

9.5

If the Trustee learns of a material breach by the Company of the conditions of the Trust Deed, he shall notify the Debenture Holders of such breach and of the steps taken by him to prevent it or to secure fulfillment of the Company’s undertakings.

10.

Trustee’s Fee

10.1

The Company shall pay the Trustee for his services according to this Trust Deed, as set forth below:

10.1.1

Immediately after the publication of the Prospectus, for the first trust year, a sum of NIS 35,000.

10.1.2

Starting from the second trust year, an annual fee of NIS 8,000 (hereinafter: the “Annual Fee”). The Annual Fee shall be paid to the Trustee at the beginning of every trust year.

10.2

The Annual Fee shall be paid to the Trustee up to the end of the period of the trust according to this Trust Deed, even if a receiver and/or a receiver and administrator is appointed to the Company and/or if the trust according to this Deed is managed under the supervision of the court.

10.3

Starting from the second trust year, if the office of the Trustee has expired as provided in clause 30 below, the Trustee shall not be entitled to payment of a fee from the date of expiry of his office.

If the office of the Trustee expires in the course of a trust year, the fee paid for the months during which the Trustee did not serve in such capacity shall be refunded to the Company.

10.4

In addition, the Trustee shall be entitled to reimbursement of all his reasonable expenses incurred in the fulfillment of his duties and/or by virtue of the powers granted to him by this Deed, provided that in respect of expert opinions, as detailed in clause 23.2 below, the Trustee shall give the Company 10 days’ advance notice of his intention to obtain an expert opinion and shall furnish to the Company details in connection with the expert’s expected fee.

10.5

The Trustee shall also be entitled to an additional payment for special actions, if any, which he is required to perform for the fulfillment of his duties according to this Deed, all without derogating from the general nature of the provisions of clause 10.3 above.

10.6

The parties hereby agree that the Trustee shall be entitled to a fee of $100 for each hour of work invested by him in special actions as aforesaid.

10.7

VAT if applicable shall be added to the payments due to the Trustee under this clause and shall be paid by the Company.

11.

Special Powers

11.1

The Trustee shall be entitled to deposit all the deeds and documents evidencing, representing and/or establishing his right in connection with any asset for the time being in his custody, in a safe and/or in another place chosen by him, with any banker and/or with any banking company and/or with a lawyer. If the Trustee does so, he shall not be liable for any loss caused in connection with such deposit, unless he acted with gross negligence.

11.2

In handling the affairs of the trust in accordance with this Deed, the Trustee may act on the opinion and/or advice of any lawyer, accountant, appraiser, surveyor, broker or other expert, whether such opinion and/or advice was prepared at the Trustee’s request and/or by the Company, and the Trustee shall not be liable for any loss or damage caused as a result of any act and/or omission done by him based on such advice or opinion, unless he acted with gross negligence.

11.3

Any such advice and/or opinion may be given, sent or received via a letter, cable, facsimile and/or any other electronic means for the transmission of information, and the Trustee shall not be liable for actions done by him based on advice and/or an opinion and/or information that was transmitted to him by any of the aforesaid means, despite any errors therein and/or even if it proves to be inauthentic..

11.4

The Trustee may demand and receive from the Company a certificate signed by the Company through two of its directors and/or its general managers and/or an assessment confirming that, in their opinion, a transaction, step, action or other thing done or intended to be done by the Company is advisable and beneficial for the Company, and such certificate shall be sufficient proof that the transaction, step, action and/or other thing is indeed advisable and beneficial for the Company.

If the Trustee does so, he shall not be liable for any damage and/or loss caused due to such step, action and/or thing.

11.5

The Trustee is not required to inform any party of the signature of this Deed and he may not interfere in any manner in the management of the Company’s business or affairs.

11.6

The Trustee shall in the framework of this trust exercise the authority, authorizations and powers conferred on him by this Deed according to his absolute judgment, and he shall not be liable for any damage caused due to an error in judgment, unless he acted with gross negligence.

12.

The Trustee’s Power to Employ Proxies

The Trustee shall be entitled to appoint a proxy(ies), be it a lawyer or anyone else, to act in his stead in order to do or to participate in the doing of special actions required in connection with the trust, including without derogating from the general nature of the aforesaid, the institution of legal proceedings or representation in proceedings for the merger or split of the Company. The Trustee shall also be entitled to pay at the Company’s expense the reasonable fee of any such proxy, and the Company shall reimburse the Trustee, immediately upon his first demand, for any such expense, all on condition that the Trustee notified the Company in advance of the appointment of proxies as stated.

13.

Indemnification of the Trustee

Without derogating from the compensation rights granted to the Trustee by the Law and/or from the Company’s obligation according to this Deed, the Trustee, his proxy, manager, agent or other person appointed by the Trustee in accordance with this Deed, are entitled to be indemnified from moneys received by the Trustee pursuant to proceedings which he instituted and/or in another manner according to this Deed, in connection with obligations which they assumed or expenses which they incurred in the course of the performance of the trust according to this Deed, and/or in connection with acts which were necessary in their opinion for such performance, and/or in connection with the exercise of the powers and the authorizations vested by this Deed, and/or in connection with all kinds of legal proceedings, legal and other expert opinions, negotiations, discussions, expenditures, claims and demands relating to any relevant law and/or thing done and/or not done in any manner, and the Trustee may withhold the moneys in his possession and disburse from them the necessary amounts for payment of the indemnity.

26.

Notices

26.1

Every notice on behalf of the Company and/or the Trustee to the debenture holders shall be given in an announcement that shall be published in two daily newspapers of wide circulation in Israel in Hebrew and/or by sending a notice by registered post to the debenture holders’ last address registered in the Register, and any notice sent as aforesaid shall be deemed as having been delivered to the debenture holder on the date of the publication thereof or three days from the time of delivery by post, as the case may be.

26.2

Copies of notices and invitations that the Issuer shall give the debenture holders shall also be published by the Issuer in an immediate report, a copy whereof shall be sent to the Trustee.

26.3

Every notice or demand on behalf of the Trustee to the Issuer and/or on behalf of the Issuer to the Trustee may be given by way of a registered letter to the address specified in this trust deed or to another address of which one party shall give written notice to the other, and every such notice or demand shall be deemed as having been received by the party to which the notice was sent three business days from the day of delivery by post.

27.

Waiver and Compromise

27.1

Subject to the provisions of the Law, the Trustee shall be entitled, from time to time and at any time, when it is convinced that there is nothing, in its opinion, that would harm the interests of the Debenture holders, to waive any breach of or failure to fulfill any term of the Trust Deed on the part of the Company.

27.2

Subject to the provisions of the Law and to the advance approval by way of special resolution adopted by a general meeting of the Debenture holders at which are present personally or by proxy holders of at least 50% of the nominal value balance of Debentures in circulation, or at a postponed meeting at which are present personally or by proxy holders of at least 10% of the said balance, the Trustee shall be entitled, either before or after the principal of the Debentures is due for payment, to compromise with the Company in regard to any right or claim of the Debenture holders and to agree with the Company on any arrangement regarding its rights, including to waive any right or claim of the Trustee and/or of the Debenture holders against the Company, pursuant to the Trust Deed.

27.3

Subject to the provisions of the Law, the Trustee and the Company shall be entitled, either before or after the principal of the Debentures is due for payment, to amend the Trust Deed if one of the following applies:

27.3.1

The Trustee is convinced that the change does not harm the interests of the Debenture holders.

27.3.2

The Debenture holders agreed to the proposed change by means of a special resolution, as defined below, of a general meeting of the Debenture holders, at which were present in person or by proxy the holders of at least 50% of the balance of the nominal value of the outstanding Debentures (Series A), or at a postponed meeting at which were present in person or by proxy the holders of at least 10% of the aforementioned balance.

27.4

The Company shall file an immediate report regarding any change as stated immediately on the making of such change.

27.5

In every instance of the exercise of the Trustee’s right as set forth above, the Trustee shall be entitled to demand that the Debenture holders deliver to it or to the Company the Debentures for the purpose of recording a note concerning any compromise, waiver, change or amendment as stated, and on demand of the Trustee, the Company shall record such a note.

27.6

All the actions set forth in this article 27 will be carried out subject to the guidelines of the Stock Exchange in effect at the time of carrying out the actions.

27.7

Notwithstanding the foregoing, no change shall be made in the conversion period and in the conversion ratio of the Debentures except as part of an arrangement or settlement which is approved by a court pursuant to section 350 of the Companies Law, 5759-1999.

28.

Register of Debenture Holders

28.1

The Company shall keep and manage at its registered office a register of debenture holders, in which shall be registered the names of the debenture holders, their addresses, the number and nominal value of the debentures registered in their names. All transfers of title to the debentures shall also be registered in accordance with the provisions of the trust deed. The Trustee and every debenture holder shall, at any reasonable time, be entitled to inspect the said Register. The Company is entitled to close the Register from time to time for a period or periods that shall not together exceed 30 days per year.

28.2

The Company shall not be under a duty to register in the register of debenture holders a notice in respect of an express, implied or presumed trust, or a pledge or charge of whatsoever description or any right in equity, claim or set-off or other right whatsoever pertaining to the debentures. The Company shall only recognize the title of the person in whose name the debentures are registered, provided that the lawful heirs, administrators of the estate or executors of the will of the registered owner and any person who shall be entitled to the debentures in consequence of the bankruptcy of any registered holder (and if it is a body corporate, in consequence of its winding-up) shall be entitled to be registered as the owners thereof after providing sufficient proof to the satisfaction of the Company’s managers as to their right to be registered as the owners.

28 .3

The provisions of the Company’s articles of association pertaining to registration in the register of shareholders, recognition of heirs, executors and guardians of deceased shareholders, as to joint holders of shares and as to giving notices to shareholders shall apply, mutatis mutandis and subject to the arrangements described in the prospectus, to the debenture holders.

1.

Release

Upon the submission of proof to the Trustee’s satisfaction that all the Debentures have been paid, redeemed or converted, or when the Company shall deposit in trust with the Trustee sums of money sufficient for redemption, and upon the submission of proof to the Trustee’s satisfaction that all the obligations and expenses incurred by the Trustee in connection with this Deed have been paid in full, the Company shall be released from all its undertakings according to this Deed, and the Trustee shall be obligated, upon the Company’s first demand, to act with the moneys deposited in respect of Debentures remaining unredeemed in accordance with the conditions stipulated in this Deed.

2.

Expiry of the Trustee’s Office

0.1

The Trustee’s office and the expiry thereof and the appointment of a new trustee shall be governed by the provisions of the Law.

0.2

Any new trustee shall have the same powers, authority and other authorizations and shall be entitled to act in all respects as if he had been appointed from the beginning as the Trustee, subject to section 35N of the Law.

0.3

Subject to the provisions of the Law, the Trustee and any trustee replacing him shall be entitled to resign after giving the Company 3 months’ advance notice setting out the reason for the resignation.

The resignation shall come into effect only following its approval by the court and from the date established in that regard in the approval.

0.4

In case of such resignation or in case of the expiry of the Trustee’s office, the court may appoint another trustee in his stead for a period and upon conditions as it sees fit.

0.5

The holders of ten percent of the balance of the nominal value of the Debentures may convene a general meeting of the holders of Debenture Certificates, and the meeting may resolve, upon the vote of the holders of at least fifty percent of the balance of the nominal value of the Debentures, to dismiss the Trustee.

0.6

The Company and the Trustee shall submit an immediate report concerning any event as aforesaid in connection with the Trustee’s office.

1.

Meetings of the Debenture Holders

Meetings of the Debenture Holders shall be conducted as provided in the Second Addendum to this Deed.

2.

Reports to the Trustee

The Company shall submit to the Trustee, for as long as not all the Debentures have been paid (including the linkage differences thereon):

0.1

Audited financial statements of the Company for the fiscal year ended on December 31 of the previous year as well as the annual report published by the Company, immediately upon their publication.

0.2

Any interim financial statement and any quarterly report of the Company, immediately upon publication, together with the auditor’s review thereof.

0.3

Any immediate report of the Company immediately upon publication.

0.4

On April 1, the Company shall furnish to the Trustee a confirmation signed by the Company’s general manager and a director of the Company, stating that to the best of their knowledge the Company is not in breach of this Deed (including the terms of the Debentures), unless explicitly stated otherwise.

1.

Application of the Securities Law 1968

In any matter not referred to in this Deed and in case of any contradiction between the provisions of the Law and its regulations (that may not be stipulated upon) and this Deed, the parties shall act in accordance with the provisions of the Law and its regulations.

2.

Stamping

The stamping of this Deed shall be arranged by the Company at its expense.

3.

Addresses

The parties’ addresses shall be as set out in the preamble to this Deed or any other address of which suitable notice shall be given to the other party in writing.

In witness whereof the parties have set their hands hereto:

/s/ Sapiens International Corporation N.V.	/s/ Investec Trust Company (Israel) Ltd.
The Company	The Trustee

I the undersigned, Norman Kotler, Attorney at Law, certify that this Trust Deed was lawfully signed by Sapiens International Corporation N.V., in accordance with its Memorandum and Articles, through Mr. Yuval Hadari.

/s/ Norman Kotler
Norman Kotler, Atty.

- # -

Sapiens International Corporation N.V.

First Addendum

Debentures

NIS 80,000,000 nominal value of registered Debentures (Series A) (hereinafter: “Debentures (Series A)”), payable in four (4) equal annual installments, on December 5 of each of the years from 2006 to 2009 (inclusive). The Debentures (Series A) shall bear interest at a rate of 6% per annum, payable twice a year, on July 5 and December 5 of each year, beginning from June 5, 2004 and up to the last date of payment on the Debentures (Series A). The Debentures (Series A) shall be linked (principal and interest) to the representative rate of the Israeli shekel versus the US dollar published on November __, 2003 (hereinafter: the “Basic Rate”). The Debentures (Series A) are convertible on any day when trading takes place on the Tel Aviv Stock Exchange Ltd. (hereinafter: the “Stock Exchange”), beginning on the 45th day after the registration of the Debentures for trading on the Stock Exchange and up to November 21, 2009 (inclusive), excluding the days from November 22 to December 5 (inclusive) of each of the years 2006 to 2008, into registered ordinary shares of €2.3 nominal value each of the issuer, such that every NIS 27 nominal value of Debentures (Series A) shall be convertible into one ordinary share of €2.3 nominal value of the issuer (subject to adjustments as detailed on page 29 of the Prospectus).

Registered Debentures

Number

Nominal value NIS

Six percent annual interest.

1.

This Certificate witnesses that Sapiens International Corporation NV (hereinafter: the “Company”) shall pay whoever is the registered owner of this Debenture  (hereinafter: the “Debenture Holder”) the full principal of the nominal value of the Debentures being in circulation, all subject to the linkage conditions and the other conditions detailed overleaf.

2.

Payment of the principal and the final interest shall be made against the delivery of the Debenture  at the Company’s registered office or at any other place notified by the Company, not later than five bank business days before the payment date according to the terms of the Debenture .

3.

The Debentures of this series are being issued in accordance with a trust deed (hereinafter: the “Trust Deed”) dated December 2, 2003, which was signed between the Company and Investec Trust Company (Israel) Ltd. (hereinafter: the “Trustee”), and they are not secured by any encumbrance or other security.

4.

All the Debentures of this series shall be pari passu vis-à-vis each other, without any preference or priority the one over the other.

5.

Without derogating from the general nature of the aforesaid, the Company reserves the right to issue at any time additional series of debenture s, whether or not conferring a right of conversion into shares of the Company, and upon such terms of redemption, interest, linkage, priority in payment in case of dissolution and other terms as the Company deems fit, and whether or not such terms are superior, equal or inferior to the terms of the Debentures according to this Prospectus. The Company also reserves the right to create encumbrances and to grant securities to its various creditors.

6.

This Debenture is issued subject to the conditions detailed overleaf, the conditions detailed in the Trust Deed and those in the Company’s prospectus.

Executed under the seal of the Company which was affixed on:

In the presence of:

- # -

Conditions Appearing Overleaf

1.

In this Debenture , the expressions listed below shall have the meaning appearing alongside them, except if another meaning is implied by the contents or their context:

“This Deed” or the “Trust Deed”	-	This Trust Deed including its attached appendices, which form an integral part hereof.
The “Prospectus”	-	The prospectus of the Company which is due to be published.
“Debentures (Series A)” or the “Debentures"	-

Series of up to NIS 80,000,000 nominal value of debentures registered in the name of the Company, which are to be issued pursuant to the Prospectus and which, at the time in question, will be in circulation.

The “Trustee”	-	The Trustee mentioned at the head of this Deed and/or anyone serving from time to time as trustee of the holders of the Debentures according to this Deed.
The “Register”	-	The register of holders of the Debentures as stated in clause 28 of this Deed.
The “Debenture Holders” or “Debenture Owners”	-

The persons whose names are recorded in the Register, at the time in question, as the owners of the Debentures, and in the case of joint holders, the joint holder whose name appears first in the Register.

“Debenture Certificate”	-	Debenture (Series A) certificate whose wording appears in the First Addendum to this Deed.
The “Law”	-	The Securities Law 1968 as amended from time to time.
The “Stock Exchange”	-	The Tel Aviv Stock Exchange Ltd.
“Principal”	-	The nominal value of the Debentures in circulation.
“Dollar Representative Rate” (“Representative Rate”)	-

The representative rate of the Israeli shekel versus the US dollar on a given day, as specified in the table of representative rates published by the Bank of Israel, provided that during a period in which the Bank of Israel does not fix a representative rate, the Representative Rate shall be the rate last set by the Minister of Finance together with the Governor of the Bank of Israel for government bonds linked to the US dollar.

“Basic Representative Rate”	-	The dollar representative rate published on November __, 2003.
“Payment Rate”	-	The rate published two days before the payment date.
“Business Day”	-

A day on which the Banks (as hereinafter defined) are open for the performance of transactions in US dollars, and a day on which the banks (in general) in the US and also in London are open for the performance of transactions in US dollars.

“Trading Day”	-	A day on which trading takes place on the Stock Exchange.

2.

Level of Security

This Debenture is one of series of debentures denominated (Series A) in a total amount of NIS 80,000,000. The debentures of this series will be on the same level in relation to the amounts owing on their account (pari passu), without any preference of one over the other.

3.

The Principal

The debentures (series A) in circulation shall be repayable in four (4) equal annual payments on 5th December of each of the years between 2006 and 2009 (inclusive), all subject to the linkage terms and conditions set forth in Article 4 [sic] below.

4.

Interest

The unpaid principal balance of the Debentures (Series A) shall bear interest at an annual rate of 6% and will be linked in accordance with the linkage terms and conditions set forth in Article 5 below. Interest shall be paid twice a year - on June 5 and December 5 in each of the years between 2004 and 2009 (inclusive), and each payment shall be paid in respect of the six months period that ended on the last day prior to the payment date, save for the first payment that shall be made on June 5, 2004 for the period commencing on the first business day after closing of the underwriting phase pursuant to this prospectus and ending on May 30, 2004, which shall be calculated according to the number of days in the said period.

The last payment of interest in respect of the Debentures (Series A) shall be made on December 5, 2009 together with repayment of the principal of the balance of the Debentures (Series A) in circulation against return of the debenture (series A) certificates to the Issuer.

5.

Terms and Conditions of Linkage of the Principal

The principal of the Debentures (Series A) and the interest thereon shall be linked to the representative rate of the dollar according to the following linkage terms and conditions:

If it transpires at the time of any repayment on account of the principal and/or interest that the payment rate had increased compared with the base rate, the Company shall make such payment of interest and/or principal increased pro rata to the extent of the increase of the payment rate as compared with the base rate. However, if it transpires on the date of making any payment on account of the principal and/or interest that the payment rate is identical to or lower than the base rate, the payment rate shall be the base rate and the Company shall pay such amount according to its nominal value.

6.

Payments of Principal and Interest

6.1

All the payments on account of the principal in respect of the Debentures (Series A) shall be made to the persons whose names shall be registered in the register of debenture (series A) holders as holders at the end of the business day on November 25, prior to the day on which such payment falls due and all the payments on account of the interest in respect of the Debentures (Series A) shall be made to those persons whose names shall be registered in the register of debenture holders as holders at the end of the business day on May 26 and November 26 prior to the date on which payment of such amount falls, save for the last payment of the principal and interest that shall be made against delivery of the debenture certificates to the Company at its registered office or any other place that the Company shall notify. Debenture (series A) certificates must be delivered to the Company at least five business days prior to the determining date for making the last payment in respect of the principal.

6.2

In any event in which a payment day falls on a day that is not a business day, the payment day shall be postponed to the first business day thereafter, without a payment supplement.

6.3

The payment to the entitlees shall be made by check or a bank transfer to the credit of the bank accounts of the persons whose names shall be registered in the register of debenture holders or who have delivered the debenture certificates, respectively, as aforesaid. The payment shall be made subject to linkage terms and conditions and withholding tax.

6.4

If a debenture (series A) holder who is entitled to payment as aforesaid does not give the Company particulars as to his bank account in good time, every payment on account of the interest and principal shall be effected by check that shall be sent by registered post to his last address registered in the register of debenture (series A) holders. Sending a check to an entitlee by registered post as aforesaid shall be deemed for all intents and purposes as payment of the amount specified therein on the date that it was sent by post, provided that it was paid upon due presentation for collection.

6.5

A debenture (series A) holder wishing to change the payment instruction that he gave can do so by notice sent by registered post, but the Company shall only comply with the instruction if it reached its registered office at least 30 days prior to the determining date for making any payment whatsoever pursuant to the debentures. In the event that the notice is received by the Company late, the Company shall only act in accordance therewith in respect of payments the payment day whereof is after the payment date on or about the day of receiving the notice.

7.

Restraint from Payment for a Reason not Dependent on the Company

7.1

Any amount whatsoever that is due to a debenture holder that was not actually paid for a reason not dependent on the Company, while the Company was prepared to pay it, shall cease to bear interest and linkage differentials from the time determined for the payment thereof, while the debenture holder shall only be entitled to such amounts to which he shall be entitled to on the date determined for making such payment on account of principal, linkage differentials or interest.

7.2

The Company shall, within 14 days from the determining date for payment, deposit with the Trustee the amount of the payment that was not made for a reason not dependent upon the Company, and a deposit as aforesaid shall be deemed the discharge of such payment and in the event of discharge of everything due in respect of the Debentures (Series A), also as redemption of the debenture.

7.3

The Trustee shall invest every amount deposited as aforesaid in its name and to its order in State of Israel bonds and/or any security in which the laws of the State of Israel permit trust monies to be invested, all as the Trustee shall deem appropriate and subject to all statutory provisions. If the Trustee does so, it shall not be liable to the debenture holders entitled thereto in respect of such amounts, but the proceeds that shall be received from realizing the investments less the expenses relating to the said investment, in managing the trust account and less its fee, shall be paid to the debenture holders entitled thereto against presentation of such proof as shall be required by it, to its full satisfaction, and less all the compulsory payments.

7.4

The Trustee will hold the above-mentioned amounts and invest them in the manner set forth above until the end of a year from the last date of redemption of the Debentures. After such date, the Trustee shall return all amounts accrued with it, including the income resulting from their investment, to the Company which shall hold such amounts in trust for the Debenture Holders.

7.5

The Trustee shall pay every debenture holder for whom monies as aforesaid were deposited with the Trustee, the monies due to him from the realization of the investment as aforesaid, less all the expenses and compulsory payments applicable to the said trust account, and against presentation of such proof that shall be required by it to its full satisfaction.

1.

Transfer of the Debentures

1.1

The Debentures are transferable with respect to any amount of their nominal value, provided it is in whole shekels. Any transfer of the Debenture  shall be made by a deed of transfer drawn up in the accepted wording and duly signed by the registered owner or his lawful representatives, which shall be delivered to the Company at its registered office together with the certificates of the Debentures which are being transferred in accordance therewith and such other proofs as demanded by the Company in evidence of the transferor’s right to transfer them.

1.2

Where stamp tax or any other mandatory payment applies to the deed of transfer of the Debentures, such proofs as deemed satisfactory by the Company shall be delivered to it by the requesting party in evidence of the payment thereof.

1.3

The Articles of Association of the Company applying to the transfer and conversion of fully paid-up shares shall apply, mutatis mutandis, to the transfer and conversion of the Debentures.

1.4

In case of the transfer of only a part of the amount of the nominal principal of the Debenture , the certificate of the Debenture  shall first be split in accordance with the provisions of clause 9 below into the required number of certificates, such that the total of all the amounts of the principal specified in the certificates shall be equal to the amount of the nominal principal of such certificate.

1.5

The aforesaid shall apply accordingly to the letters of allotment for as long as they have not been replaced by Debenture certificates.

1.6

Following the fulfillment of all these conditions, the transfer shall be registered in the register of the Debenture Holders.

1.7

All the expenses and the commissions entailed in the transfer shall be borne by the party requesting the transfer.

9.

Splitting Debenture Certificates

9.1

Every debenture certificate can be split into that number of debenture certificates of which their total principal amount is equal to the nominal amount of the principal of the certificate the splitting whereof is requested, and such being against delivery of such debenture certificate to the Company at its registered office in order to effect the split.

9.2

The split of debenture certificates as stated above will be carried out pursuant to a request for a split signed by the holder of those debenture certificates or his legal representatives, that is to be submitted to the Company’s registered office together with the debenture certificate sought to be split.

9.3

The split shall be effected within 30 days from the end of the month in which the certificate was delivered to the Company’s registered office. The new debenture certificates that shall be issued as a result of the split shall each be in nominal value amounts in full new shekels.

9.4

All the expenses involved in splitting debentures, including stamp tax and other levies, if any, shall apply to the person applying for the split.

10.

General Provisions

10.1

Principal and interest are paid and transferable without regard to any rights in equity, any right of setoff or counterclaim that exist or may exist between the Company and a previous holder, including the original debenture holder.

10.2

Anyone who becomes entitled to a Debenture as a result of bankruptcy or dissolution proceedings of the debenture holder will have the right, on presentation of such evidence as shall be demanded by management of the Company from time to time, to be registered as a debenture holder or, subject to these terms, to transfer the Debenture.

11.

Rights of Conversion of the Debentures to Shares

The Debentures (Series A) shall be convertible into fully paid up common shares of the Issuer of € 2.3 n.v. each (“the conversion shares”) on any day when there is trading on the Stock Exchange commencing on the 45th day after their being listed for trading on the Stock Exchange and up to and including November 21, 2009, save for November 22 to December 5 (inclusive) of each of the years between 2007 and 2008 (“the conversion period”), such that each NIS 27 nominal value of Debentures (Series A) shall be convertible into one registered common share of €2.3 n.v. of the Issuer (“the conversion ratio”), subject to adjustments as set forth in [Article 12 below].

In this Article, each day on which it is possible to convert the Debentures (Series A) shall be called “the conversion day” and the last day of the conversion period shall be called “the end of the conversion period” or “the last conversion day”.

A.

Any holder of Debentures (Series A) wishing to convert the Debentures (Series A) held by him or to his credit and that have not yet been converted into conversion shares (“the applicant”), in whole or part, shall submit to the Issuer on the conversion day and by no later than the end of the conversion period, at the Issuer’s office at 3 Meir Weisgal Street, Rabin Science Park, Rehovot (the “Issuer’s office”) or any other place that the Issuer shall notify, or through the banks and the Stock Exchange members, a written application in a form as shall be determined by the Issuer and together with the debenture (series A) certificates the subject of the application, or together with the allotment letter if debenture (series A) certificates have not yet been issued (“the conversion notice”).

It shall be possible in one conversion notice to request the conversion of the balance of the nominal value of the principal and a number of Debentures (Series A) that are registered in the said holder’s name, and in such event all the debenture (series A) certificates to which the conversion notice relates must be annexed.

In the event of a conversion of Debentures (Series A) into shares pursuant to this chapter in respect of only part of their nominal value amount, the Debentures (Series A) must first be split as obliged therefrom, and such that the sum of all the amounts of the principal denominated therein shall be equal to the amount of the nominal value of such debenture (series A).

The conversion notice forms can be obtained at the Issuer’s office or at any other place of which the Issuer shall notify. The applicant shall at any time sign every additional document that shall be required at law and in accordance with the Issuer’s instructions in order to allot the conversion shares. Without derogating from the foregoing, the Issuer’s board of directors is authorized to empower a director or secretary of the Issuer to sign for and on behalf of the applicant any additional document that shall be required in order to complete the allotment of the conversion shares. The day on which the Stock Exchange Clearing House (“the Clearing House”) receives notice from a Stock Exchange member of the conversion of the Debentures (Series A), that complies with all the terms and conditions set forth in this prospectus, shall be deemed the conversion day. For such purpose, notice of conversion received at the Stock Exchange Clearing House after 12:00 p.m. shall be deemed received on the following trading day.

If the last conversion day or the last conversion day prior to early partial redemption shall be on a day that is not a trading day on the Stock Exchange, the conversion day shall be postponed to the following trading day.

The Clearing House’s by-laws with regard to the timetable for executing an instruction to convert debentures provide as follows:

(1)

A customer’s notice of conversion received by 12:00 p.m. at the Stock Exchange member’s offices shall be sent by the Stock Exchange member to the Clearing House by no later than 12:00 p.m. on the following trading day.

(2)

If the Clearing House receives notice from the Stock Exchange member in respect of a conversion by 12:00 p.m., the Clearing House shall debit the Stock Exchange member and shall respectively credit the nominee company of Bank Leumi Leyisrael B.M. (“the nominee company”), and by no later than 12:00 p.m. on the next trading day after it was given the notice as aforesaid.

(3)

If the nominee company receives a conversion notice as provided in subsection (2) above by 12:00 p.m., the nominee company shall send the conversion application to the Issuer’s office by no later than 12:00 p.m. on the following trading day.

(4)

Any of the notices enumerated in sub-sections (1) to (3) above that is received after 12:00 p.m. on the trading day shall be deemed received prior to 12:00 p.m. on the following trading day.

Notwithstanding the foregoing, the Stock Exchange member shall submit to the Clearing House, separately for each of its sub-accounts, by 12:00 p.m. on the last conversion day prior to final redemption or by 12:00 p.m. on the last conversion day prior to ex partial redemption, as the case may be, a conversion application in respect of the balance of the inventory of the Debentures (Series A) recorded to its credit in such sub-account and which it wishes to convert. The balance of the Debentures (Series A) that are to be redeemed and recorded to its credit at the Clearing House, and in respect whereof the Company did not submit a conversion application by the time mentioned above, shall be redeemed.

B.

The applicant shall not be entitled to allotment of a fraction of one conversion share, but all the surpluses of the conversion shares that shall exist at the time of the conversion, if any, shall be sold by the Issuer on the Stock Exchange within 30 days after such surpluses shall have accumulated to full shares in a quantity that is acceptable for selling on the Stock Exchange (having regard to the costs involved therein) and the net proceeds, less sale expenses, levies, compulsory payments (if any) and a commission that shall not exceed 1% of the sale proceeds, shall be paid to those entitled thereto, in accordance with their proportionate part, within 14 business days from the date of sale by way of crediting the entitlees’ accounts with those authorized to receive applications. Checks in an amount less than NIS 50 shall not be sent.

C.

Within two trading days from the conversion day the Issuer shall allot to each applicant the conversion shares due to him and, after the Stock Exchange’s approval for listing the conversion shares for trading, the Issuer shall act to list the conversion shares for trading and shall send every entitlee the appropriate share certificates by the end of the month following the day of the allotment of the shares.

D.

The Debentures (Series A) that shall be converted shall be removed from circulation on the date of their conversion, they shall be totally void retroactively from the conversion day, they shall not entitle the owners thereof to any right (save for the right to receive the allotment of the conversion shares in respect thereof) and, without prejudice to the generality of the foregoing, they shall not confer any right to interest whatsoever after the last date for entitlement to the payment of interest the determining date in respect whereof occurred prior to the conversion day and they shall also not confer any right to receive the Debentures (Series A) principal and linkage differentials in respect thereof (that would have been payable together with the principal, had the applicant not exercised his conversion right).

E.

Any part of the Debentures (Series A) that is not converted by the end of the conversion day shall no longer confer upon the holder thereof any right to convert it into conversion shares and the conversion right in respect thereof shall be null and void after such time.

If the last conversion day occurs on a day that is not a trading day, the date shall be postponed to the first trading day immediately thereafter.

F.

The conversion shares shall confer upon the owners thereof the full right to participate in every dividend and other distribution the determining date for the right to receive them is the conversion day or thereafter and they shall have equal rights from all aspects to the Issuer’s common shares that shall exist in the Issuer’s capital at such time.

G.

A conversion notice that was submitted cannot be cancelled or amended.

H.

If the Board of Directors of the Stock Exchange decides to delist shares such as the conversion shares, and if there is no conversion day in the period between the decision to delist and its execution, the Issuer shall determine a special conversion day for the Debentures (Series A), on a date to be coordinated with the Stock Exchange.

12.

Provisions for the Protection of the Debenture Holders in the Conversion Period: Distribution of stock dividend and participation in a rights issue

A.

Distribution of stock dividend and participation in a rights issue

In the event that the Company distributes a stock dividend or offers rights to purchase securities, the following provisions shall apply:

(1)

If the Company distributes a stock dividend the determining date for the distribution thereof is prior to the conversion day the number of shares deriving from the conversion to which the Debenture (Series A) holder shall be entitled upon the conversion thereof shall be increased by adding the number and class of shares to which the Debenture (Series A) holder would have been entitled as a stock dividend had he converted the Debentures (Series A) on the eve of the date determining the right to receive the stock dividend.

The provisions relating to the conversion shares shall also apply in respect of the shares that shall be added to the conversion shares, mutatis mutandis. In the event of adjustments pursuant to this sub-section, the applicant shall not be entitled to receive a fraction of one whole share and the provisions of section B of the “Terms and Conditions for Converting the Debentures (Series A)” chapter, on page 29 of the prospectus, shall apply. This adjustment method cannot be changed.

(2)

If rights to purchase any securities whatsoever are offered to the Company’s shareholders by way of rights, the conversion ratio shall not be increased and the Company shall also offer the rights or cause them to be offered upon the same terms and conditions, at the obliged rates, the holders of the Debentures (Series A) that were not yet converted, as if the Debenture (Series A) holders had converted their Debentures (Series A) on the eve of the date determining the right to participate in the said rights issue. This adjustment method cannot be changed.

B.

Distribution of a cash dividend

If the Company distributes a dividend in cash, the following provisions shall apply:

(1)

Immediately after the determining day for the distribution of the cash dividend, the ratio between the price of the Company’s shares on the Stock Exchange at the end of the determining day as aforesaid and the price of a common share of the Company, as shall be determined by the Stock Exchange, when adjusted to the distribution of the dividend, shall be calculated.

(2)

The conversion rate of the Debentures (Series A) shall be adjusted in accordance with the results of dividing the previous conversion rate by the ratio determined as set forth in sub-section (1) above. The Company shall give notice of the adjusted conversion rate as aforesaid by no later than the date on which the shares shall be traded ex-dividend.

C.

From the prospectus date and for so long as the Debentures (Series A) from this issue have not been converted or repaid, but in any event by no later than the end of the conversion period, the following provisions shall apply:

(1)

The Company shall retain a sufficient number of common shares in its authorized capital to ensure the exercise of the conversion right and if necessary, it shall increase its authorized capital.

(2)

If the Company consolidates the common shares in its issued capital into shares of a larger nominal value or makes a sub-division into shares of a lower nominal value, the conversion ratio after an operation as aforesaid shall be reduced or increased, as the case may be.

(3)

The Company shall not distribute a stock dividend to the owners of the common shares other than in common shares.

(4)

Within 10 days of any adjustment pursuant to the provision of this chapter, the Company shall publish an announcement in two widely circulated daily newspapers, published in Israel in Hebrew, as to the debenture (series A) holders’ right to convert their Debentures (Series A), while specifying the conversion ratio, the conversion period and also specifying the number and class of the shares that are due to them.

In addition thereto, by no later than three weeks and no earlier than four weeks prior to the end of the conversion period the Company shall publish an announcement in two widely circulated daily newspapers, published in Israel in Hebrew, and shall send a notice to all the debenture (series A) holders one month prior to the end of the conversion period as to the last conversion date of the Debentures (Series A) and the expiration thereof. Such notice shall specify the conversion ratio at the time of the conversion in the said period of time. The notice shall also state that the conversion right shall no longer subsist after the end of the conversion period of the Debentures (Series A).

(5)

The Company shall not pass a resolution and shall not declare a dividend in cash or in stock or a rights offer for the purchase of securities (“the resolution”) where the date determining the right to receive them is prior to the date of the resolution and the determining date shall be no less than 10 business days after passing the resolution or the declaration as aforesaid.

13.

Waiver, Compromises and/or Amendments to the Trust Deed and the Terms and Conditions of the Debentures

13.1

Subject to the provisions of the Law, the Trustee shall be entitled, from time to time and at any time, when it is convinced that there is nothing, in its opinion, that would harm the interests of the Debenture holders, to waive any breach of or failure to fulfill any term of the Trust Deed on the part of the Company.

13.2

Subject to the provisions of the Law and to the advance approval by way of special resolution adopted by a general meeting of the Debenture holders at which are present personally or by proxy holders of at least 50% of the nominal value balance of Debentures in circulation, or at a postponed meeting at which are present personally or by proxy holders of at least 10% of the said balance, the Trustee shall be entitled, either before or after the principal of the Debentures is due for payment, to compromise with the Company in regard to any right or claim of the Debenture holders and to agree with the Company on any arrangement regarding its rights, including to waive any right or claim of the Trustee and/or of the Debenture holders against the Company, pursuant to the Trust Deed.

13.3

Subject to the provisions of the Law, the Trustee and the Company shall be entitled, either before or after the principal of the Debentures is due for payment, to amend the Trust Deed if one of the following applies:

13.3.1

The Trustee is convinced that the change does not harm the interests of the Debenture holders.

13.3.2

The Debenture holders agreed to the proposed change by means of a special resolution, as defined below, of a general meeting of the Debenture holders, at which were present in person or by proxy the holders of at least 50% of the balance of the nominal value of the outstanding Debentures (Series A), or at a postponed meeting at which were present in person or by proxy the holders of at least 10% of the aforementioned balance.

13.3.3

The Company shall file an immediate report regarding any change as stated immediately on the making of such change.

13.3.4

In every instance of the exercise of the Trustee’s right as set forth above, the Trustee shall be entitled to demand that the Debenture holders deliver to it or to the Company the Debentures for the purpose of recording a note concerning any compromise, waiver, change or amendment as stated, and on demand of the Trustee, the Company shall record such a note.

13.3.5

All the actions set forth in this article 13 will be carried out subject to the guidelines of the Stock Exchange in effect at the time of carrying out the actions.

13.3.6

Notwithstanding the foregoing, no change shall be made in the conversion period and in the conversion ratio of the Debentures except as part of an arrangement or settlement which is approved by a court pursuant to section 350 of the Companies Law, 5759-1999.

14.

Early Redemption due to Delisting

If the Stock Exchange decides to delist the debentures in circulation since the value of the public’s holdings of the debentures is less than the amount determined in the Stock Exchange’s guidelines with regard to delisting, the Company shall determine a redemption date on which a debenture holder shall be authorized to redeem them and shall act as follows:

14.1

Within 45 days of the Stock Exchange’s board of directors’ decision, the Company shall give notice of an early redemption date on which the debenture holder is entitled to redeem them. The Company shall pay the holder the principal and the accrued interest as at the actual redemption day. The early redemption date notice shall be published in two widely circulated Hebrew daily newspapers in Israel and shall be given in writing to all the debenture registered holders.

14.2

The early repayment date shall not be prior to 30 days from the date of publishing the notice and not later than 45 days from the said date, but not in the period between the determining date for the payment of interest and the date of actual payment thereof.

14.3

On the early redemption date the Company shall redeem the debentures that the holders whereof requested to redeem, according to the balance of their nominal value together with linkage differentials and the accrued interest on the principal as at the date of actual redemption (the interest shall be calculated on a basis of 365 days per annum).

The determination of an early redemption date as aforesaid does not prejudice the redemption rights as provided in the debentures for any debenture holder who does not redeem them on the early redemption date as aforesaid, but the debentures shall be delisted.

Early redemption of the debentures as aforesaid shall not confer upon a person who held the debentures (series A), that shall be redeemed as aforesaid, the right to the payment of interest in respect of the period after the redemption date.

15.

General Meetings of the Bond Holders

General meetings of the Debenture holders shall be convened and conducted as provided in the Second Addendum to the Trust Deed.

16.

Receipts as Proof

Without derogating from any of the other terms and conditions of the Debentures (Series A), including the Company’s right to act pursuant to the matters set forth above in the “Payments of Principal and Interest” chapter, a receipt signed by any holder of Debentures may constitute proof of the full discharge of any payment made by the Company in respect of such debenture.

17.

Exchange of Debenture Certificates

In the event that this Debenture certificate shall be defaced, lost or destroyed, the Company shall be authorized to issue a new debenture certificate in lieu thereof upon the same terms and conditions, [subject to] proof, indemnification and reimbursement of the costs incurred by the Company in determining the right of ownership, as the board of directors shall deem proper; provided that in the event of wear and tear, the defaced certificate shall be returned to the Company prior to it issuing the new certificate. Stamp duty and other taxes and also other expenses involved in issuing the new certificate shall be borne by the person requesting the said certificate.

18.

Notices

Every notice on behalf of the Company and/or the Trustee to the debenture holders shall be given in an announcement that shall be published in two daily newspapers of wide circulation in Israel in Hebrew and/or by sending a notice by registered post to the debenture holders’ last address registered in the Register, and any notice sent as aforesaid shall be deemed as having been delivered to the debenture holder on the date of the publication thereof or three days from the time of delivery by post, as the case may be.

Copies of notices and invitations that the Company shall give the debenture holders shall also be published by the Company in an immediate report, a copy whereof shall be sent to the Trustee.

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Sapiens International Corporation NV

Second Addendum

General Meetings of Debenture Holders

1.

1.1

The Trustee or the Company is entitled to call a meeting of the Debenture holders. If the Company calls such a meeting, it must immediately send written notice to the Trustee regarding the place, date and time of the meeting and in addition all the matters which will be considered there.

1.2

The Company shall be obligated to call a meeting as above mentioned on written request of the Trustee or of holders representing at least 10% of the outstanding unpaid balance of the Debentures (Series A). If those who call the meeting are the Debenture holders, the Company and/or the Trustee, as the case may be, will be entitled to demand from those requesting the meeting indemnification for the reasonable expenses involved in such.

1.3

The Trustee shall be obligated to call a meeting as above mentioned on written request of holders representing at least 10% of the outstanding unpaid balance of the Debentures (Series A). The Trustee will be entitled to demand from those requesting the meeting indemnification for the reasonable expenses involved in such.

2.

2.1

The Debenture holders and the Trustee will be given at least 14 days advance notice in which will be set forth the place, date and time of the meeting, and in which will be set forth generally the matters which will be considered at the meeting.

2.2

In the event that the purpose of the meeting is the consideration and adoption of a special resolution, at least 21 days advance notice will be given and the notice will include the date and time of the start of the meeting and in addition the essentials of the proposed resolution.

2.3

The Trustee shall be entitled to shorten the time of such advance notice if it decides that a delay in the calling of the meeting would constitute an injury to the interests of the Debenture holders.

3.

Every notice given on behalf of the Company or the Trustee to the Debenture holders will be given by notice published in two Israeli daily newspapers in the Hebrew language of wide circulation or by delivery to the Debenture holder by registered mail according to his last address listed in the registry. A notice which is published or sent as above mentioned will be deemed delivered to the Debenture holders on the date on which the notice appears in the newspaper or three days after it is mailed, as applicable.

4.

No resolution whatsoever adopted at a meeting called as set forth above will be invalidated because in error notice of the meeting was not given to all the holders of the outstanding Debentures or notice as stated was not received by all the holders of the outstanding Debentures to which it was directed.

5.

The chairman of the meeting will be a person appointed by the Trustee. If the Trustee does not appoint a chairman, or that person is absent from the meeting, the Debenture holders present at the meeting will choose from among themselves a chairman. A meeting of the Debenture holders will be called to order after it is proved that the required quorum is present for the meeting to begin.

6.

6.1

The quorum for meetings of the Debenture holders will be, subject to the provisions set forth below regarding special resolutions and regarding the quorum necessary to dismiss a trustee pursuant to the Securities Law, two holders of Debentures (Series A), present in person or by proxy, who together hold or represent at least one tenth of the total outstanding amount of Debentures (Series A).

6.2

If within one-half hour from the time scheduled for the start of that meeting there is no quorum, the meeting will be postponed to the same day in the following week, and if such day is not a banking business day, to the banking business day immediately following, at the same place and same time, without the need for additional notice, or to such other date, place and time as the Trustee and Company agree and schedule.

6.3

If a quorum is not present at such postponed meeting, two holders of Debentures present in person or by proxy shall constitute a quorum, without the need for taking into account the nominal value they hold, provided that the provision for the quorum as stated be published as part of the notice of the original meeting and provided further that no later than seven days before the postponed meeting, notice is given to the Debenture holders, in the same manner as stated in article 3 above, of the calling of the postponed meeting.

6.4

With the agreement of the majority of the holders of the outstanding unpaid principal balance of the Debentures present at a meeting at which is present a quorum, the chairman shall be entitled, and at the demand of the meeting shall be obligated, to postpone the meeting from time to time and from place to place, as the meeting shall decide. If the meeting is postponed for ten days or more, notice of the postponed meeting shall be given in the same manner as for the first meeting. Except as provided above, a debenture holder shall not be entitled to receive any notice of postponement or of the matters which will be considered at the postponed meeting. No matters shall be considered at the postponed meeting except those which could have been considered at the meeting at which the postponement was decided on.

6.5

At a meeting called in order to adopt a special resolution concerning the following matters:

(1)

A change or amendment of the Trust Deed.

(2)

An arrangement of reorganization of the Company with any other company.

(3)

Any amendment or change in or arrangement of the rights of the Debenture holders, whether these rights are a result of the Debentures (Series A), the Trust Deed or otherwise, or any compromise or waiver in connection with such rights.

(4)

A call for immediate repayment of the Debentures (Series A),

there will be a quorum if there are present at the meeting at least 50% of the outstanding unpaid balance of the Debentures in circulation at that time, or at a postponed meeting, the holders of at least 10% of such balance. Every meeting of the Debenture holders shall be held at the registered office of the Company or at such other address as shall be notified by the Company, except if the Trustee shall give notice of another place for holding the meeting.

7.

7.1

Debenture holders shall be entitled to participate and vote by proxy.

7.2

Every proposed resolution submitted to the vote of a holders’ meeting shall be decided by a show of hands unless a ballot is demanded by the chairman or by at least two debenture holders present personally or by proxy, whether before a vote is taken by show of hands or after, and a vote by ballot shall be final.

7.3

At every meeting of the debenture holders, each holder or his proxy shall be entitled to one vote for every NIS 1 nominal value of the total, unpaid principal of Debentures held by him and on the basis of which he is entitled to vote.

7.4

In the case of joint owners, only the vote of the senior of them seeking to vote shall be accepted, whether personally or by proxy, and for this purpose seniority shall be determined by the order in which the names are listed in the Registry of holders.

7.5

In a vote, an owner of a debenture or his proxy shall be entitled to vote part of his votes for and part of his votes against, as he desires.

7.6

If the Trustee participates in the meeting at the invitation of the Company, it shall do so without the right to vote.

8.

8.1

The majority required for an ordinary resolution shall be a regular majority of the number of votes represented at the vote taken at the meeting. The majority required for a special resolution at such a meeting shall be not less than 75% of the votes represented at the vote taken at the meeting.

8.2

A resolution to change the Trust Deed shall be adopted by special resolution and subject to the provisions of the Law.

8.3

The declaration of the chairman of the meeting as to the adoption of a resolution or its rejection and the recording of such matter in the minute book shall constitute prima facie evidence of such fact.

9.

9.1

The appointment of a proxy shall be in writing and shall be signed by the appointer or his agent who has been duly authorized in writing to do so. If the appointer is a company, the appointment shall be made in a writing signed with the stamp of the corporation or with the signature of an officer of the corporation or by an agent who has the authority to do so.

9.2

The appointment of a proxy shall be drafted in any acceptable way.

9.3

A proxy shall not be obligated to hold a debenture himself.

9.4

The appointment document and power of attorney or other certificate on the basis of which the appointment document was signed shall be deposited at the office of the Company not less than 48 hours before the time of the meeting for which the proxy was given, except if provided otherwise in the notice calling the meeting.

9.5

A vote made pursuant to the terms of the document appointing a proxy shall be valid even if prior to such meeting the principal died or was declared incompetent, or the proxy was cancelled or the Debenture in regard to which the vote was given was transferred, except if written notice of the above mentioned death, declaration of incompetence, cancellation or transfer was received at the registered office of the Company before the meeting.

9.6

Every company which is an owner of a Debenture shall be entitled, by means of a written, properly signed authorization, to give a power of attorney to any person it sees fit to act as its representative at any meeting of the Debenture owners, and the person so authorized shall be entitled to act in the name of the company he represents.

10.

Minutes of all the deliberations and resolutions at every such meeting shall be prepared and recorded in the minute book. Every set of minutes signed by the chairman of the meeting at which the resolutions were adopted and the deliberations taken, or by the chairman of the following meeting, shall constitute proof of the matters recorded in it, and so long as nothing is proved to the contrary, every resolution adopted at such a meeting shall be deemed to have been properly adopted.

11.

A person or persons appointed by the Trustee, the secretary of the Company and any other person or persons authorized for such by the Company shall be entitled to be present at meetings of the Debenture holders.

12.

[sic] Every meeting of the Debenture holders shall be held at the registered office of the Company or at such other address as shall be notified by the Company, except if the Trustee shall give notice of another place for holding the meeting.

* * * * * * * * * * * *

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